Exhibit 5.1

                         September 11, 1996


Synthetech, Inc.
1290 Industrial Way
Albany, Oregon  97321

     Re:  850,000 Shares of Common Stock ($.001 par value) of
          Synthetech, Inc. (the "Company")

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-3 (the
"Registration Statement"), File No. 333-8203 under the Securities Act of 1933, as amended (the "Act"), with respect to 850,000 shares of Common Stock, $.001 par value (the "Common Stock"), 750,000 of which
(the "Selling Shareholder Shares") may be sold from time to time by a certain selling shareholder (the "Selling Shareholder") and 100,000 of which (the "Company Shares") may be issued and sold from time to time by the Company upon exercise of certain warrants (the "Warrants") to purchase Common Stock. We have examined the Registration Statement and such documents and records of the Company as we have deemed necessary for the purpose of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that:

     (i) the Company Shares have been validly authorized and when (a) the Warrants have been exercised and (b) such shares have been duly delivered against payment therefor pursuant to the terms of the Warrants, such shares will be validly issued, fully paid and nonassessable; and

     (ii) the Selling Shareholder Shares are duly authorized and are validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act. This opinion has been prepared solely for your use in connection with the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to, nor be relied upon by, nor be filed with or furnished to any governmental agency or other person or entity, except as otherwise provided in this paragraph, without the written consent of the firm.

                          Very truly yours

                          PERKINS COIE